Exhibit 107

Calculation of Filing Fee Tables

FORM S-4
(Form Type)

INFLECTION POINT ACQUISITION CORP. II
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	New USARE Common Stock(2)(3)	457(f)(1)	120,884,664	$10.79	(6)	$1,304,345,524.56	0.0001531	$199,695.30
Fees to Be Paid	Equity	New USARE Warrants(2)(4)	457(i)	20,150,000	$—	(7)	—	0.0001531	—
Fees to Be Paid	Equity	New USARE Common Stock issuable upon exercise of the New USARE Warrants(2)(5)	457(i)	20,150,000	$11.70	(7)	$235,755,000.00	0.0001531	$36,094.09
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—		—	—	—
	Total Offering Amounts						$1,540,100,524.56		$235,789.39
	Total Fees Previously Paid
	Total Fees Offsets
	Net Fee Due						$1,540,100,524.56		$235,789.39

(1)	Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Inflection Point Acquisition Corp. II, a Cayman Islands exempted company (“Inflection Point”), intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by New USARE, the continuing entity following the business combination described in this proxy statement/prospectus (the “Business Combination”), which will thereafter be renamed “USA Rare Earth, Inc.”, as further described in the proxy statement/prospectus.

(2)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	The number of shares of Class A common stock, par value $0.0001 per share, of New USARE (“New USARE Common Stock”) being registered represents (i) 25,000,000 Class A ordinary shares, par value $0.0001 per share (the “Inflection Point Class A Ordinary Shares”) of Inflection Point, including the Inflection Point Class A Ordinary Shares that were included in the units issued in Inflection Point’s initial public offering (the “IPO”), that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-271128) (the “IPO Registration Statement”) and offered by Inflection Point in the IPO (the “Public Shares”) and (ii) 6,250,000 Class B ordinary shares, par value $0.0001 per shares (the “Inflection Point Class B Ordinary Shares”), of Inflection Point that were initially issued in a private placement prior to the IPO to Inflection Point Holdings II LLC (the “Sponsor”) (such Inflection Point Class B Ordinary Shares, the “Founder Shares”). Immediately prior to the Domestication, each Founder Share not previously converted into an Inflection Point Class A Ordinary Share will be automatically converted into one Inflection Point Class A Ordinary Share. In connection with the Domestication (a) each Inflection Point Class A Ordinary Share issued and outstanding immediately prior to the Domestication will remain outstanding and will automatically convert into one share of New USARE Common Stock (provided that each Inflection Point Class A Ordinary Share owned by holders of Public Shares who have validly elected to redeem their Public Shares will be redeemed for cash in an amount equal to the redemption price), (b) each redeemable warrant to purchase one Inflection Point Class A Ordinary Share (the “Inflection Point Warrants”) issued and outstanding as of immediately prior to the Domestication will be automatically become a redeemable warrant to purchase one share of New USARE Common Stock (“New USARE Warrants”) on substantially the same terms as the Inflection Point Warrants, and (c) each unit of Inflection Point issued and outstanding as of immediately prior to the Domestication will automatically be canceled and each holder will be entitled to one share of New USARE Common Stock and one-half of one New USARE Warrant.

(4)	The number of New USARE Warrants being registered represents (i) the 12,500,000 Inflection Point Warrants that were registered pursuant to the IPO Registration Statement referenced in note (3) above and offered by Inflection Point in its IPO and (ii) 7,650,000 Inflection Point Warrants that were initially issued in a private placement concurrently with the IPO. In connection with the Domestication, each Inflection Point Warrant will be automatically become a New USARE Warrant.

(5)	Represents the number of shares of New USARE Common Stock issuable upon exercise of the New USARE Warrants described in note (4). Each whole New USARE Warrant will entitle the warrant holder to purchase one share of New USARE Common Stock at a price of $11.50 per share.

(6)	Calculated in accordance with Rule 457(f)(1) under the Securities Act, based on the average of the high and low prices of the Inflection Point Class A Ordinary Shares on The Nasdaq Stock Market LLC (“Nasdaq”) on November 7, 2024 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission (the “SEC”)).

(7)	Calculated in accordance with Rule 457(i) under the Securities Act, based on the sum of (i) the average high and low prices of the Inflection Point Warrants on Nasdaq on November 7, 2024 (such date being within five business days of the date that this registration statement was first filed with the SEC) and (ii) the $11.50 exercise price of the New USARE Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the New USARE Warrants has been allocated to the New USARE Common Stock issuable upon exercise of the New USARE Warrants and included in the registration fee paid in respect of such shares of New USARE Common Stock.